
                                              OPEN DOOR ONLINE, INC.
                                       (FORMERLY GENESIS MEDIA GROUP, INC.)
                                    COMPUTATION OF NET INCOME PER COMMON SHARE


                                      For end year ended                  For the nine months
                                          December 31                          September 30
                                             1998            1999                 1998

Income (Loss) as reported                $(13,948.00)     $(151,238.00)        $(8,729.00)
Income tax expense                       ------------     -------------      -------------
Net income (loss)                         $(8,729.00)      $(13,948.00)      $(151,238.00)
Basic earnings per share                     $(13.95)           $(0.04)            $(8.73)
Diluted earnings per share                   $(13.95)           $(0.04)            $(8.73)
Weighted average shares outstanding            1,000         3,790,916              1,000
Fully diluted average shares                   1,000         3,790,916              1,000
     outstanding








                                             GENESIS MEDIA GROUP, INC.
                                    COMPUTATION OF NET INCOME PER COMMON SHARE

                                      For end year ended                       For the six months
                                          December 31                             ended June 30
                                             1998                 1997                1999

Income (Loss) as reported                 $(373,973.00)        $251,758.00       $(783,940.00)
Income tax expense                           53,503.00         (100,703.00)        (39,200.00)
Net income (loss)                         $(320,470.00)        $151,055.00         $58,795.00
Basic earnings per share                        $(0.01)              $0.02             $(0.02)
Diluted earnings per share                      $(0.01)              $0.02             $(0.02)
Weighted average shares outstanding:        22,742,150           8,242,323         32,495,574
      21,049,975
Fully diluted average shares                22,742,150           8,242,323         32,495,574
outstanding: 21,049,975